Exhibit 10.07

TECHNOLOGY TRANSFER AND ASSIGNMENT AGREEMENT (“Agreement”), dated as of June 4, 2010, by and between Lederman & Co., LLC, a Delaware limited liability company (“Assignor”); and Krele Pharmaceuticals, Inc., a Delaware corporation, with its principal business address at 9 West 57th, 26th Floor, New York, New York 10019 (“Assignee”).

BACKGROUND

A.           Assignor owns and possesses technology, data, information, trade secrets, know-how and other proprietary rights related to isometheptene mucate (the “ICA IP”).

B.           Assignor wishes to have the ICA IP further developed and commercialized by Assignee.

C.           Assignor is willing to transfer and assign its entire right, title and interest in the ICA IP to Assignee subject to the terms and conditions of this Agreement.

In consideration of the mutual promises and covenants expressed herein, and other good and valuable consideration, the receipt and sufficient of which is hereby acknowledged, the parties agree as follow:

1.           ICA Asset Transfer and Assignment.

(a)           For purposes of this Agreement, “ICA Assets” means all proprietary rights in the ICA IP, including, without limitation, all patentable subject matter, all resulting patent applications and patents (if any), all copyright and trade secret rights, and all technical, scientific, medical and manufacturing information, documents, data (including market research data), designs, know-how, show-how, prototypes, software, trade secrets and other proprietary information relating to, claiming or covering the ICA IP and inventions described therein; all rights to commercialize such inventions; and all benefits and rights resulting therefrom.

(b)           Assignor hereby transfers, assigns, conveys and delivers to Assignee its entire right, title and interest in and to the ICA Assets.

(c)           Assignor hereby assumes all right, title, and interest in and to the ICA Assets.

2.           Consideration.  In consideration of Assignor’s transfer of the ICA Assets to Assignee, Assignee shall issue to Assignor 1,500,000 shares of Assignee’s common stock, $0.01 per value per share, in accordance with the terms of a subscription agreement, dated as of the date hereof (the “Subscription Agreement”).

3.           Representations.

(a)           Assignor represents and warrants to Assignee as follows:  (i) the execution, delivery and performance of this Agreement by Assignor does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound; (ii) Assignor has not granted any rights to any ICA Assets to any third person or entity; and (iii) Assignor is the owner of its entire right, title and interest in and to the ICA Assets, free and clear of all liens, encumbrances and contractual restrictions.

(b)           Assignor further represents and warrants to Assignee as follows: (i) to Assignor’s knowledge, the use the ICA Assets does not conflict with, or infringe, the rights of any third person or entity; and (ii) Assignor has not received any communications alleging that Assignor the use of the ICA Assets violates any of the patents, trademarks, service marks, tradenames, domain names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity.

4.           Covenants; Further Assurances.

(a)           For purposes of this Agreement, “Successors” means, as applicable, a party’s successors and assigns.

(b)           Assignor (for itself and its Successors) hereby covenants with Assignee and its Successors, that Assignor and its Successors, will do execute and deliver, or will cause to be done, executed and delivered, all such further acts, transfers, assignments, conveyances, powers of attorney and assurances for the better assuring, conveying and confirming unto Assignee and its Successors, their entire right, title and interest in the ICA Assets as Assignee and its Successors shall require.

(c)           Without limiting Section 4(b), Assignor covenants that (i) it will, upon request, provide Assignee promptly with all pertinent facts and documents relating to ICA IP as may be known and accessible to it; (ii) it will testify as to the same in any interference, litigation or proceeding related thereto; and (iii) it will promptly sign, execute, make and do all such deeds, documents, acts and things as Assignee may reasonably require: (A) to apply for, obtain, register and vest in the name of Assignee alone (unless Assignee otherwise directs) patents, copyrights, trademarks or other analogous protection in any country throughout the world relating to the ICA Assets and when so obtained or vested to renew and restore the same; (B) to defend any judicial, opposition or other proceedings in respect of such application and any judicial, opposition or other proceeding, petition or application for revocation of any such patent, copyright, trademark or other analogous protection; and (C) to evidence, perfect, maintain, defend and enforce all of Assignee’s rights in patents, copyrights, trademarks, trade secrets, or other intellectual property rights relating to the ICA Assets in any and all countries.

(d)           If Assignee is unable to secure the signature of Assignor on any application for patent, copyright, trademark or other analogous registration or other documents regarding any legal protection relating to an ICA Asset, Assignor hereby irrevocably designates and appoints Assignee and its duly authorized officers and agents as its agent and attorney-in-fact, to act for and in its behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by Assignor.  Assignee acknowledges that the scope of the agency and power of attorney created by this Section 4(d) is limited to the furtherance of the prosecution and issuance of patent, copyright or trademark registrations or other legal protection thereon.

(e)           Assignor agrees that any breach of this Agreement by it will cause irreparable damage to Assignee and that in the event of such breach Assignee shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief  to prevent the violation of its obligations hereunder.

5.           Miscellaneous.

(a)           Choice of Law.  This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of  New York, without regard to conflict of laws principles.

(b)           Severability.  The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement, provided that the essential purpose of this Agreement is not frustrated.

(c)           No Waiver.  The failure of any party to assert a right under this Agreement or to insist upon compliance with any term or condition of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

(d)           No Other Agreements. This Agreement and the Subscription Agreement represent the entire understanding between the parties, and supersede all other agreements, express or implied, between the parties concerning the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties affected hereto.

(e)           Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

(f)           Assignment.  This Agreement shall be binding upon the parties and their respective Successors.  Without limiting the foregoing, Assignee shall have the right to assign this Agreement to its Successors, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said Successors.

 [signature page follows]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be duly executed as of the date first above written.

LEDERMAN & CO., LLC

/s/ SETH LEDERMAN
By:           Seth Lederman, MD
Title:        Managing Member

KRELE PHARMACEUTICALS, INC.

/s/ PATRICK P. GRACE
Patrick P. Grace
Director

/s/ DONALD W. LANDRY
Donald W. Landry
Director

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